Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1850 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that the accompanying Form 10-QSB of CN Bancorp, Inc. (the "Company") for the quarterly period ended September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Jan W. Clark
Jan W. Clark
President and Chief Executive Officer
November 6, 2006

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.